Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Maverick Tube Corporation of our report dated February 1, 2002 (except for paragraph 4 of Note 5 and Note 17, as to which the dates are February 25, 2002 and February 12, 2002, respectively), included in the 2001 Annual Report to Stockholders of Maverick Tube Corporation.

Our audits also included the financial statement schedule of Maverick Tube Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-56568, Form S-3 No. 333-61292 and Form S-3 No. 333-83478) and
in the related Prospectuses of Maverick Tube Corporation and in the Registration Statements (Form S-8 No. 33-89526, Form S-8 No. 333-52621, Form S-8 No.
333-30696, and Form S-8 No. 333-46740) pertaining to the Maverick Tube Corporation Amended and Restated 1990 Stock Option Plan, the Maverick Tube Corporation 1994 Stock Option Plan, the Maverick Tube Corporation Director Stock Option Plan, the Maverick Tube Corporation 1999 Director Stock Option Plan, and the Amended and Restated Prudential Steel Ltd. Stock Option Plan of Maverick Tube Corporation of our reports dated February 1, 2002 (except for paragraph 4 of Note 5 and Note 17, as to which the dates are February 25, 2002 and February 12, 2002, respectively), with respect to the consolidated financial statements and schedule of Maverick Tube Corporation included and incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                  /s/ ERNST & YOUNG LLP


St. Louis, Missouri
March 11, 2002